Exhibit 3(a)

                        RESTATED CERTIFICATE OF INCORPORATION

                               OF AMDAHL CORPORATION,

A Corporation Organized and Existing Under and By Virtue of the
General Corporation Law of the State of Delaware Hereby Certifies as follows:


      1. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 8, 1972.

      2. This Restated Certificate of Incorporation was duly adopted by the directors of this Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

      3. This Restated Certificate of Incorporation restates and integrates, and does not further amend, the provision of this Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions hereof.

      4. The provisions of the original Certificate of Incorporation which named the incorporators, have been omitted pursuant to Section 245(c) of the General Corporation Law of the State of Delaware.

      5. The text of the Certificate of Incorporation is hereby restated and integrated to read as herein set forth in full:

      FIRST.       The name of the Corporation is AMDAHL CORPORATION.

      SECOND.      The address of its registered office in the State
of Delaware is 1209 Orange Street, in the City of Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD.       The nature of the business or purposes to be
conducted or promoted is to engage in any lawful act activity for which Corporations may be organized under the General Corporation
Law of Delaware.

      FOURTH.      The total number of shares of all classes of stock
which the Corporation shall have authority to issue is 205,000,000 shares, of which 5,000,000 shares shall be Preferred
Stock with a par value of $1.00 per share and 200,000,000 shares shall be common stock with a par value of $.05 per share amounting in the aggregate to Fifteen Million Dollars
($15,000,000).

Part A.      Provisions Relating to Preferred Stock

      1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

      2. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Part A, to authorize the issue of one or more series of Preferred Stock and with respect to each series to fix by resolution or resolutions providing for the issue of such series:

             (a) The number of shares to constitute such series and the distinctive designation thereof, provided that, unless stated otherwise in any resolution or resolutions relating to such series, such number of shares may be increased or decreased by the Board of Directors;

             (b) The relative priority of such series in relation to other series of Preferred Stock in relation to dividends, distributions of assets upon liquidation or otherwise;

             (c) The annual dividend rate on the shares of such series, the date or dates upon which such dividends shall be payable and the date or dates from which dividends shall accumulate;

             (d) Whether or not the shares of such series shall be subject to redemption, the limitations and restrictions with respect to such redemption, if any, and the times of redemption of the shares of such series and the prices to which the holders of such series shall be entitled to receive upon the redemption thereof, which prices may vary at different redemption dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

             (e) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which it shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

             (f) The amount or amounts which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which may be different for voluntary and involuntary liquidation, dissolution or winding up;

             (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same class (except into a class or series of shares having preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to such series), and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and the other terms and conditions of such conversion or exchange;

             (h) The voting rights, if any, of holders of shares of such series in addition to the voting rights provided for in this Part A and by applicable law;

             (i) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series; and

             (j) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Part A.

      3. The Corporation, at the option of the Board of Directors, may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock and at the redemption price or prices stated in said resolution or resolutions, redeem the whole or any part of the shares of such series at the time outstanding (the total sum, including accrued dividends, so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the stock transfer books of the Corporation. Each such notice of redemption shall (i) specify the date fixed for redemption and the redemption price at which the shares of any such series are to be redeemed, (ii) state that payment of the redemption price will be made at the offices or agencies to be maintained by the Corporation upon presentation and surrender of such shares, (iii) state that accumulated but unpaid dividends accrued to the date fixed for redemption will be paid as specified in said notice, (iv) state that on and after said date dividends thereon will cease to accrue, and (v) if the shares of the series are convertible or exchangeable, state the conversion price or exchange rate, the date on which the right to convert or exchange the shares to be redeemed will terminate and the offices or agencies where the shares may be surrendered for conversion or exchange. If less than all the shares of any series are to be redeemed, the notice of redemption mailed to each holder of shares of such series to be redeemed shall specify the number of shares held by such holder to be redeemed. In case any certificate represents shares of any such series to be redeemed in part only, the notice of redemption which is mailed and which relates to such certificate shall state the number of shares of such series to be redeemed and shall state that on and after the redemption date, upon surrender of such certificate, a new certificate or certificates for a number of shares of such series equal to the unredeemed portion thereof will be issued. Such notice shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days in advance of the date designated for such redemption to the holders of record of shares so to be redeemed. In case of the redemption of a part only of any series of Preferred Stock at the time outstanding, the shares of such series so to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine to be equitable.

      4. If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of three years from the date designated for such redemption shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price.

      5. If, after the giving of such notice but before the redemption date specified therein, the Corporation shall deposit with a bank or trust company in the City of New York or the City of San Francisco, having a combined capital and surplus of at least $50,000,000, in trust to be applied to the redemption of the shares of Preferred Stock so called for redemption, the funds necessary for such redemption, then from and after the date of such deposit all rights of the holders of the shares of Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the date designated for redemption privileges of conversion or exchange, if any, not theretofore expired, and such shares shall not be deemed to be outstanding. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the Corporation. In case the holders of shares of Preferred Stock which shall have been called for redemption shall not, within three years after the date fixed for redemption, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, to the extent permitted by applicable law, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

      6. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (whether as a result of purchase, redemption, conversion or exchange) shall, when retired or deemed retired, have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or issued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

      7. So long as any of the Preferred Stock is outstanding, the Corporation will not

             (a) Without the affirmative vote or consent of the holders of at least 66-2/3 percent of all shares of Preferred Stock at the time outstanding, regardless of series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, (i) amend, alter, repeal or add to any of the provisions of this Certificate of Incorporation so as adversely to affect the preferences, rights or powers of the Preferred Stock; or (ii) authorize, create or increase the authorized number of shares of, or reclassify any authorized stock of the Corporation into, any stock of any class, or any security convertible into or evidencing the right to purchase stock of any class, ranking, by the terms of such authorization or reclassification, prior to the Preferred Stock either as to dividends or upon liquidation, or which could be so issued as to rank prior to the Preferred Stock if further action contemplated by such terms were taken;

             (b) Without the affirmative vote or consent of the holders of at least 50 percent of all shares of Preferred Stock at the time outstanding, regardless of series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, increase the authorized number of shares of Preferred Stock or authorize, create or increase the authorized number of shares of, or reclassify any authorized stock of the Corporation into, any stock of any class, or any security convertible into or evidencing the right to purchase stock of any class, ranking, by the terms of such authorization or reclassification, on a parity with the Preferred Stock either as to dividends or upon liquidation, or which could be so issued as to rank on a parity with the Preferred Stock if further action contemplated by such terms were taken; or

             (c) Without the affirmative vote or consent of the holders of at least 66-2/3 percent of the shares of any series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of such series of the Preferred Stock shall vote separately as a series, amend, alter, repeal or add to any of the provisions in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series so as adversely to affect the preferences, rights or powers of the Preferred Stock of such series.

      8. If and whenever six quarterly dividends (whether or not consecutive) payable on any series of the Preferred Stock shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of the Preferred Stock, voting separately as a class, regardless of series, shall have the exclusive and special right to elect the two additional directors at any annual meeting of stockholders or special meeting held in place thereof or at a special meeting of the holders of the Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Preferred
Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holder of the Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the stockholders or as required by law.
If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of the Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Preferred Stock or the successor of such remaining director.

      9. Except as may be required by applicable law, as provided in this Part A or as may be provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock, no holder of Preferred Stock as such shall have any voting powers as to any matters upon which stockholders of the Corporation have the right to vote.

Part B.      Provisions Relating to Common Stock

      Subject to the special voting rights of the Preferred Stock set forth or determined as provided above, each holder of common stock of the Corporation shall be entitled to one vote for each share of such stock outstanding in the name of such holder on the books of the Corporation on the record date designated for the purpose of such vote; provided, however, that in all elections of directors of the Corporation, each holder of any shares of common stock of this Corporation shall be entitled to as many votes as shall equal the number of votes which (except for this Part B provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

      FIFTH.       The Corporation is to have perpetual existence.

      SIXTH.       In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized:

             (a) To make, alter or repeal the by-laws of the Corporation;

             (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

             (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

             (d) By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may required it; provided, however, the By-Laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

             (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholder's meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its Corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other Corporation or Corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

      SEVENTH.     Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      EIGHTH.      Meetings of stockholders may be held within or
without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      NINTH.       At all elections of directors of the Corporation,
each holder of any shares of common stock of this Corporation shall be entitled to as many votes as shall equal the number of votes which (except for this Article NINTH) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

      TENTH.       Except as otherwise provided herein, the
Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ELEVENTH.    A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.